  LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

    SEC EDGAR FORM ID
     FORM 3
     FORM 4
     FORM 5

The undersigned, David Gosen, hereby constitutes and appoints Jennifer Trzepacz, and Jeff Mitchell, of Rocket Fuel Inc., and each of them, the true and lawful attorney-in-fact and agent of the undersigned to complete, execute and file
Form ID and Form ID Application Acknowledgement, Form 3s, Form 4s, and Form 5s
on the Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") of the U.S. Securities and Exchange Commission ("SEC"), or such other forms and/or procedures as prescribed by the SEC in order for the foregoing attorneys-in-
fact to aid the undersigned in complying with federal securities laws and regulations.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned's holdings of andtransactions in securities issued by the Company, unless earlier revoked by an authorized representative of David Gosen in a writing delivered to any one of the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed as of the date set forth below.

DAVID GOSEN

/s/ David Gosen
Signature

Aug-18-2017
Date